Exhibit 23.3
CONSENT OF RYDER SCOTT COMPANY, L.P.
We consent to incorporation by reference in the Registration Statements (File Nos. 333-68694, 333-47672, 333-44702, 333-104922, 333-104933, 333-103679 and 333-127630) on Form S-8, and the Registration Statement (File No. 333-100308) on Form S-3 of Devon Energy Corporation of the reference to our reports for Devon Energy Corporation, which appears in the December 31, 2007 annual report on Form 10-K of Devon Energy Corporation.

RYDER SCOTT COMPANY, L.P.
By:	/s/ Ryder Scott Company, L.P.

Houston, Texas
February 27, 2008